UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 4, 2023 (August 1, 2023)

CHURCHILL CAPITAL CORP VII

(Exact name of registrant as specified in its charter)

Delaware	001-40051	85-3420354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

640 Fifth Avenue, 12th Floor
New York, NY 10019

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 380-7500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-fifth of one warrant	CVII.U	New York Stock Exchange

Shares of Class A common stock	CVII	New York Stock Exchange

Warrants	CVII WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

As previously disclosed, on August 1, 2023, Churchill Capital Corp VII (“Churchill”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Churchill, Polaris Pubco Plc, a public limited company incorporated under the laws of England and Wales (the “Company”), NorthSky Merger Sub, Inc., a Delaware corporation and direct, wholly owned subsidiary of the Company (“Merger Sub”), CorpAcq Holdings Limited, a private limited company incorporated under the laws of England and Wales (“CorpAcq Holdco”) and the shareholders of CorpAcq Holdco set forth on the signature pages thereto or signatory to a joinder to the Merger Agreement prior to Closing (collectively, the “Sellers”). Capitalized terms used but not otherwise defined herein have the meanings given to them in the Merger Agreement or Sponsor Agreement, as applicable.

Pursuant to the Merger Agreement, the parties thereto intend to enter into a business combination transaction pursuant to which (a) the Sellers will contribute their interests in CorpAcq Holdco to the Company (the “Contribution”) and (b) Merger Sub will merge with and into Churchill with Churchill being the surviving entity (the “Surviving Corporation”) in the merger (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, including the Contribution, the “Transactions”).

The proposed Merger is expected to be consummated after the required approval by the stockholders of Churchill and the satisfaction of certain other conditions summarized below.

Merger Agreement

Merger Consideration

The total consideration (the “Closing Seller Consideration”) to be paid to (x) the Sellers and (y) any holders of shares of CorpAcq Holdco who are not Sellers and who are required to transfer such shares to the Company upon implementation of the Drag Along Sale (defined below) (such holders, the “Drag Sellers”), on the date of the closing of the Transactions (the “Closing” and such date, the “Closing Date”) will be equal to the sum of:

•	an amount in U.S. Dollars (the “Closing Seller Cash Consideration”) equal to the sum of (a) all available cash and cash equivalents of Churchill and its subsidiaries, including all amounts in the trust account of Churchill (after reduction for the aggregate amount of payments required to be made in connection with the CCVII Stockholder Redemption (defined in the Merger Agreement)), plus the CCVII Facilitated Financing Amount (defined below), if any, in each case calculated as of immediately prior to Closing and without giving effect to the Delayed Financing Amount (the “Available Cash Amount”) minus (b) the aggregate amount of the CorpAcq Holdco Transaction Expenses and CCVII Transaction Expenses (each, as defined in the Merger Agreement and, collectively, the “Transaction Expenses”), minus (c) an amount in cash equal to the amount required to fully redeem all of the preferred shares of CorpAcq Holdco outstanding immediately prior to Closing (the “CorpAcq Holdco Preferred Redemption”), minus (d) an amount equal to $128,600,000 minus the CorpAcq Holder Facilitated Financing Amount (defined below), if any (clauses (a) – (d), collectively, the “Closing Seller Preliminary Cash Consideration”), minus (e) 99.99% of the amount by which the Closing Seller Preliminary Cash Consideration exceeds $257,200,000 (or such lesser amount as indicated by CorpAcq Holdco); plus

•	a number of ordinary shares of the Company (“Company Ordinary Shares”) equal to (a) a number of shares (rounded down to the nearest whole share) equal to (i) $803,822,000, minus the Closing Seller Cash Consideration, divided by (ii) $10.00, and (b) if the “Delivered Capital Adjustment Amount” (defined in the Sponsor Agreement to be an amount equal to (x) 12.5% multiplied by (y) (1) the Delivered Capital Amount (defined below), minus (2) $592,000,000), is a negative number, plus a number of Company Ordinary Shares (rounded down to the nearest whole share) (the “Incremental Share Consideration”) equal to (i) the absolute value of the Delivered Capital Adjustment Amount, divided by (ii) $10.00, multiplied by (iii) 50%; plus

•	15,000,000 class C-2 ordinary shares in the Company, which shall have terms substantially equivalent to those set forth on Exhibit A of the Merger Agreement (such shares, the “Company Class C-2 Shares”); plus

•	the Company Ordinary Shares which constitute: (a) a number of Company Ordinary Shares equal to the Incremental Share Consideration (the “Incremental Earnout Shares”) and (b) an aggregate amount of Company Ordinary Shares equal to (i) 15,000,000 minus (ii) the Specified Sponsor Retained Share Amount (as defined below) and as may be adjusted pursuant the Sponsor Agreement (the “Base Earnout Shares”); provided that no Incremental Earnout Shares shall be issued at Closing and only 11,000,000 Base Earnout Shares shall be issued at Closing and, instead of a right to any additional Incremental Earnout Shares or Base Earnout Shares at Closing, the Sellers shall have the contingent right to receive any remaining Incremental Earnout Shares or Base Earnout Shares, as applicable, from the Company within five (5) days following the final calculation of the Delayed Financing Amount pursuant to the Sponsor Agreement. The Incremental Earnout Shares and the Base Earnout Shares will be unvested upon issuance and will be subject to the same vesting and forfeiture provisions and voting and dividend rights as are described below in respect of the Sponsor’s Base Vesting Shares and Earn-Out Vesting Shares, respectively.

“CCVII Facilitated Financing Amount” means the aggregate amount of cash or cash equivalents delivered or committed to Churchill, CorpAcq Holdco, the Company or any of their respective subsidiaries in connection with any capital raising transactions (whether debt, equity or otherwise) consummated following the date of the Merger Agreement through and including the day that is thirty days following the Closing, to the extent (i) such cash or cash equivalents are received or committed in exchange for the issuance of securities of the Company or Churchill, as applicable, including amounts delivered pursuant to the Additional Founder Subscription (as defined in the Sponsor Agreement) (if any) or any other subscriptions for Company Ordinary Shares (defined below) (or equity securities exchangeable for Company Ordinary Shares) (collectively, the “Additional Equity Amount”) or (ii) such cash or cash equivalents are received as proceeds of one or more debt financing transactions or are committed to in connection with a debt facility, in any such case with an aggregate principal amount in excess of £200 million, in which case only the excess above £200 million shall be part of the CCVII Facilitated Financing Amount (such excess amount described in this clause (ii), the “Incremental Debt Refinancing Amount”); provided, that cash or cash equivalents received (A) in a capital raising transaction with any holders of shares of CorpAcq Holdco, or any affiliate thereof (the aggregate of all such amounts, the “CorpAcq Holder Facilitated Financing Amount”), (B) from a debt financing transaction that is consummated between the date of the Merger Agreement and the Closing, but solely to the extent that such proceeds are actually utilized to consummate an Interim Period Acquisition (as defined in the Merger Agreement) prior to Closing or (C) from a debt financing transaction entered into in the ordinary course of business by a subsidiary of CorpAcq Holdco, but solely to the extent that such proceeds are utilized by such subsidiary for the operations of such subsidiary and are not utilized for or distributed to CorpAcq Holdco or any other subsidiary of CorpAcq Holdco, in each case shall not be included in the calculation of CCVII Facilitated Financing Amount (together with the CorpAcq Holder Facilitated Financing, the “Excluded Financing”). Any Additional Equity Amount or Incremental Debt Refinancing Amount that is received by or committed to the Company, Churchill, CorpAcq Holdco or any of their respective subsidiaries following the Closing but prior to 11:59 p.m. NYC time on the date that is thirty days following the Closing (the “Financing Calculation Date”), in each case other than any Excluded Financing or any proceeds from a facility or other commitment in existence as of the Closing and already included in the calculation of CCVII Facilitated Financing, is collectively referred to herein as the “Delayed Financing Amount”.

“Delivered Capital Amount” means: (a) if the Available Cash Amount, including, for the avoidance of doubt and to the extent applicable, the estimate of the Delayed Financing Amount set forth in the CCVII Closing Statement (as defined in the Merger Agreement) (such amount, the “Preliminary Delivered Capital Amount”), is less than or equal to $592,000,000, an amount equal to the Preliminary Delivered Capital Amount, and (b) if the Preliminary Delivered Capital Amount is greater than $592,000,000 an amount equal to (i) the Preliminary Delivered Capital Amount minus (ii) the Deducted Additional Cash Amount (as defined in the Sponsor Agreement), and as adjusted as provided in the Sponsor Agreement; provided, however, that the “Delivered Capital Amount” shall not be greater than $850,000,000 nor less than an amount equal to the Available Cash Amount minus Transaction Expenses.

Effect of Merger

Immediately following the Founder Share Contribution and the Special Voting Share Subscription, each as described below, at the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any further action on the part of any party or the holders of any securities of Churchill, the following shall occur:

•	each share of Class A common stock, par value $0.0001 per share, of CCVII (“CCVII Class A Common Stock”) issued and outstanding immediately prior to the Effective Time (other than Excluded Shares) will be exchanged for, and the holders of such CCVII Class A Common Stock shall be entitled to receive for each share of such CCVII Class A Common Stock, one Company Ordinary Share; and all such shares of CCVII Class A Common Stock so exchanged shall be converted into and become shares of Class A Common Stock, par value $0.001 per share, of the Surviving Corporation and be held by the Company as of immediately after the Merger;

•	each share of Class B common stock, par value $0.0001 per share, of Churchill (the “CCVII Class B Common Stock” and together with the CCVII Class A Common Stock, the “CCVII Common Stock”) (other than Excluded Shares) issued and outstanding immediately prior to the Effective Time and owned by an exempted company limited by shares incorporated under the laws of Bermuda to be incorporated after the date of the Merger Agreement and which will be a direct, wholly owned subsidiary of the Company (“BermudaCo”) shall be converted into and become one validly issued, fully paid and nonassessable share of Class B Common Stock of the Surviving Corporation;

•	each share of common stock of Merger Sub shall be cancelled and shall cease to exist with no consideration payable in respect thereof; and

•	each share of (a) CCVII Class A Common Stock for which redemption rights have been exercised in connection with the CCVII Stockholder Redemption, (b) CCVII Common Stock (if any), that, at the Effective Time, is held in the treasury of Churchill, and (c) CCVII Common Stock (if any), that is owned by CorpAcq Holdco, the Company, Merger Sub and, from and after its entry into a joinder to the Merger Agreement, BermudaCo (the “CorpAcq Parties”) (other than the shares of CCVII Class B Common Stock contributed to BermudaCo in the Founder Share Contribution (clauses (a) through (c) together, the “Excluded Shares”) shall be cancelled and no consideration shall be paid or payable with respect thereto.

At the Effective Time, by virtue of the Merger (a) in the event that the Requisite CCVII Warrantholder Approval (defined below) and a valuation report pursuant to section 593 of the UK Companies Act 2006 in respect of the consideration to be received by the Company for the issuance of the Company Class C-1 Shares and the Company Class C-2 Shares (collectively, the “Company Class C Shares”, and such valuation report, the “Valuation Report”) are obtained prior to the Effective Time, at the Effective Time, (i) each CCVII Public Warrant that is outstanding immediately prior to the Effective Time shall be automatically cancelled and extinguished and the holder thereof shall receive one Company Class C-1 Share and (ii) each CCVII Private Placement Warrant that is outstanding immediately prior to the Effective Time shall be automatically cancelled and extinguished and the holder thereof shall receive one Company Class C-2 Share, each of which shall have terms substantially equivalent to those set forth on Exhibit A of the Merger Agreement, which are designed to generally reflect the terms of the CCVII Public Warrants and CCVII Private Placement Warrants (each as defined in the Merger Agreement), respectively and (b) in the event that either the Requisite CCVII Warrantholder Approval or the Valuation Report is not obtained prior to the Effective Time, at the Effective Time, (i) each CCVII Private Placement Warrant that is outstanding immediately prior to the Effective Time shall be automatically cancelled and extinguished in consideration for the issue of one warrant of the Company issued on terms substantially similar to the terms of the CCVII Private Placement Warrants (“Company Private Placement Warrant”), and (ii) each CCVII Public Warrant that is outstanding immediately prior to the Effective Time shall be automatically cancelled and extinguished and converted into the right to receive a warrant of the Company entitling the holder thereof to acquire the same number of Company Ordinary Shares as such holder was entitled to acquire of CCVII Common Stock pursuant to the terms of the CCVII Warrant Agreement (as defined below), which warrant shall be issued on terms substantially similar to the terms of the CCVII Public Warrants.

CorpAcq Sale

By entering into the Merger Agreement, the Company made an offer to all the holders of the ordinary shares of £0.001 each in the capital of CorpAcq Holdco (the “CorpAcq Holdco Ordinary Shares”) to purchase on the Closing Date, immediately prior to the Closing, all of their CorpAcq Holdco Ordinary Shares in exchange for the Closing Seller Consideration (the transfer of the CorpAcq Holdco Ordinary Shares held by the Sellers comprising the “CorpAcq Sale”, and such offer, the “CorpAcq Purchase Offer”), and in connection therewith, the Company will amend and restate the articles of association of the Company to be in the form to be mutually agreed by Churchill and the Company (the “Company Amended Articles”). The CorpAcq Sale in respect of each Seller will be consummated immediately prior to the Closing.

Drag Along Sale

Orange UK Holdings Limited (“Orange UK”) is the holder of a majority of the Class A Ordinary Shares of CorpAcq Holdco and, as a result of the CorpAcq Purchase Offer, Orange UK has the ability to require each minority shareholder of CorpAcq Holdco to take certain actions in connection with and to give effect to the Transactions (the “Drag Along”). Pursuant to the Merger Agreement, each of CorpAcq Holdco and Orange UK will take such actions as may be required to exercise the Drag Along in order to procure the transfer of any remaining shares of CorpAcq Holdco to the Company not otherwise held by the Sellers to ensure that the Company owns 100% of the CorpAcq Holdco Ordinary Shares (comprising 100% of the outstanding equity interests in CorpAcq Holdco) upon the closing of such sale (the “Drag Along Sale”), which will be consummated promptly following the CorpAcq Holdco Preferred Redemption.

Lockup

Each Seller or Drag Seller who hold both: (i) one or more shares of CorpAcq Holdco immediately prior to the CorpAcq Sale, and (ii) one or more Company Ordinary Shares immediately following the Closing or, in the case of the Drag Sellers, one or more Company Ordinary Shares immediately following the consummation of the Drag Along Sale (each an “Eligible Earnout Party”) has agreed not to transfer any Company Ordinary Shares or Company Class C-2 Shares held by such Seller (including any received in connection with the Transactions) until (i) one year following the Closing Date, in the case of any Seller or Eligible Earnout Party that is a member of management of CorpAcq Holdco immediately prior to Closing or (ii) 180 days following the Closing Date in the case of all Sellers or Eligible Earnout Parties that are not members of management of CorpAcq Holdco immediately prior to Closing, subject to certain exceptions set forth in the Merger Agreement.

Representations and Warranties

The Merger Agreement contains representations and warranties of the parties thereto with respect to, among other things, (i) entity organization, formation and authority, (ii) authorization to enter into the Merger Agreement, (iii) consents and approvals, (iv) capital structure, (v) financial statements, (vi) undisclosed liabilities, (vii) litigation and proceedings, (viii) compliance with laws, (ix) material contracts, (x) benefit plans, (xi) labor matters, (xii) taxes, (xiii) licenses and permits, (xiv) real property, (xv) intellectual property and IT, (xvi) data privacy, (xvii) environmental matters, (xviii) absence of change, (xix) related party transaction, (xx) proxy statement, (xxi) regulatory matters, (xxii) investment company, (xxiii) drag along rights, (xxiv) Churchill’s ability to enter into the Merger and the funds available in Churchill’s trust account, (xxv) brokers, and (xxvi) Churchill’s filings with the U.S. Securities and Exchange Commission (“SEC”). The representations and warranties of the parties contained in the Merger Agreement will terminate and be of no further force and effect as of the Closing.

Covenants

The Merger Agreement contains customary covenants of the parties, including, among others, covenants providing for (i) the operation of the parties’ respective businesses prior to the Closing, (ii) the parties’ efforts to satisfy conditions to the Closing, (iii) Churchill, the Sellers and CorpAcq Holdco to cease discussions for alternative transactions, (iv) the protection of, and access to, confidential information of the parties, (v) the parties’ efforts to obtain necessary approvals from third parties and governmental agencies and (vi) Churchill, CorpAcq Holdco and the Company to prepare and the Company to file a registration statement and a proxy statement on Form F-4 (the “Registration Statement”) for the purpose of (a) soliciting proxies from Churchill’s stockholders to vote in favor of certain matters (the “CCVII Stockholder Matters”), including the adoption of the Merger Agreement, approval of the Transactions and certain other matters at a special meeting called therefor (the “Special Meeting”), and (b) soliciting proxies from the holders of warrants that entitle the holders thereof to purchase one share of CCVII Class A Common Stock at a price of $11.50 per share, pursuant to the CCVII Warrant Agreement, and sold as part of Churchill’s initial public offering (the “CCVII Public Warrants”) to vote at the meeting of the holders of CCVII Public Warrants and the CCVII Private Placement Warrants (the “CCVII Warrantholders Meeting”) to be held to obtain the vote or written consent of the registered holders of at least fifty percent (50%) of the number of the then outstanding CCVII Public Warrants and fifty percent (50%) of the number of the then outstanding CCVII Private Placement Warrants (as defined in the Merger Agreement) to amend the Warrant Agreement, dated as of February 11, 2021, between Churchill and Continental Stock Transfer & Trust Company, a New York corporation (the “CCVII Warrant Agreement”), to permit the conversion or exchange of CCVII Public Warrants for Company Class C-1 Shares and the CCVII Private Placement Warrants for Company Class C-2 Shares at the Effective Time.

Conditions to Closing

The Closing is subject to certain closing conditions, including, among others: (i) the UK Financial Conduct Authority granting approval in accordance with section 189(4)(a) of the Financial Services and Markets Act 2020; (ii) confirmation having been received from the UK Takeover Panel (defined in the Merger Agreement) that none of the Transactions (or related transactions) will give rise to an obligation on any person to make a mandatory offer for the shares in the Company under Rule 9 of the UK Takeover Code; (iii) no order, statute, rule or regulation enjoining or prohibiting the consummation of the Transactions being in force; (iv) Churchill having at least $5,000,001 of net tangible assets as of the Closing; (v) approval by Churchill’s stockholders of the proposal to adopt the Merger Agreement and approve the Transactions; (vi) the Form F-4 becoming effective in accordance with the Securities Act of 1933 (the “Securities Act”); (vii) the Company Ordinary Shares and Company Public Warrants (as defined in the Merger Agreement) to be issued in connection with the Transactions having been approved for listing on the New York Stock Exchange; (viii) the board of directors of the Company being constituted as agreed; (ix) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, if applicable; (x) Churchill and the CorpAcq Parties delivering to each other duly executed counterparts of certain closing deliverables and transaction agreements and (xi) customary bring down conditions related to both Churchill’s and the CorpAcq Parties’ respective representations, warranties and covenants.

Additionally, the obligations of the CorpAcq Parties to consummate the Transactions are conditioned upon, among other things (i) the Available Cash Amount minus Transaction Expenses minus any Delayed Financing Amount, if applicable, being no less than $350,000,000 (the “Minimum Cash Condition”) and (ii) each of the covenants of each of the parties to the Sponsor Agreement required under the Sponsor Agreement to be performed as of or prior to the Closing having been performed in all material respects, and none of the parties thereto having threatened in writing (a) that the Sponsor Agreement is not valid, binding and in full force and effect, (b) that the Company is in breach of or default under the Sponsor Agreement or (c) to terminate the Sponsor Agreement.

Termination

The Merger Agreement may be terminated prior to the Closing as follows:

(i)	by written consent of CorpAcq Holdco and Churchill;

(ii)	by written notice to CorpAcq Holdco from Churchill if (a) there is any breach of any representation, warranty, covenant or agreement on the part of CorpAcq Holdco set forth in the Merger Agreement, such that the conditions specified in Section 10.02(a) of the Merger Agreement (with respect to representations and warranties of Sellers and CorpAcq Parties) or Section 10.02(b) of the Merger Agreement (with respect to covenants of Sellers and CorpAcq Parties) would not be satisfied at the Closing, subject to a cure right set forth in the Merger Agreement, (b) the Closing has not occurred on or before February 17, 2024 (the “Termination Date”), (c) the Required Financials (as defined in the Merger Agreement) have not been delivered to Churchill in accordance with the Merger Agreement on or prior to September 30, 2023; or (d) the consummation of the Transactions is permanently enjoined or prohibited by the terms of a final, non-appealable governmental order or a statute, rule or regulation; provided, that, the right to terminate the Merger Agreement under clauses (a), (b), or (c) shall not be available if Churchill’s failure to fulfill any obligation under the Merger Agreement has been the primary cause of, or primarily resulted in, the failure of the Closing to occur on or before such date;

(iii)	by written notice to Churchill from CorpAcq Holdco if (a) there is any breach of any representation, warranty, covenant or agreement on the part of Churchill set forth in the Merger Agreement, such that the conditions specified in Section 10.03(a) of the Merger Agreement (with respect to representations and warranties of Churchill) or Section 10.03(b) of the Merger Agreement (with respect to covenants of Churchill) would not be satisfied at the Closing, subject to a cure right set forth in the Merger Agreement, (b) the Closing has not occurred on or before the Termination Date, or (c) the consummation of the Transactions is permanently enjoined or prohibited by the terms of a final, non-appealable governmental order or a statute, rule or regulation; provided, that the right to terminate the Merger Agreement under clauses (a) or (b) shall not be available if CorpAcq Holdco’s failure to fulfill any obligation under the Merger Agreement has been the primary cause of, or primarily resulted in, the failure of the Closing to occur on or before such date;

(iv)	by written notice from either CorpAcq Holdco or Churchill to the other if the proposal to adopt the Merger Agreement and approve the Transactions is not approved at the Special Meeting (subject to any adjournment, postponement or recess of the meeting); provided, that such right to terminate shall not be available to Churchill if, at the time of such termination, Churchill is in breach of its covenants with respect to preparation of Form F-4 and proxy statement/prospectus and with respect to the Special Meeting and CCVII Warrantholders Meeting;

(v)	fifteen business days following the Special Meeting, but prior to the Closing, by written notice to Churchill from CorpAcq Holdco if the CCVII Stockholder Redemption results in the Minimum Cash Condition becoming incapable of being satisfied at the Closing; or

(vi)	by written notice from either CorpAcq Holdco or Churchill to the other, and subsequent agreement by Churchill or CorpAcq Holdco, respectively, if the SEC has not declared the Form F-4 effective under the Securities Act on or prior to December 15, 2023.

The foregoing description of the Merger Agreement and the Transactions does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement, filed as an exhibit to this Current Report on Form 8-K and any related agreements. The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. It is not intended to provide any other factual information about Churchill, CorpAcq Holdco, or any other party to the Merger Agreement or any related agreement. In particular, the representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, are subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and are subject to standards of materiality applicable to the contracting parties that may differ from those applicable to investors and security holders. Investors and security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Churchill’s public disclosures.

Amended and Restated Sponsor Agreement

In connection with the execution of the Merger Agreement, Churchill amended and restated in its entirety that certain letter, dated February 11, 2021, from Churchill Sponsor VII LLC (the “Sponsor”) and each of the individuals party thereto, each of whom is a member of Churchill’s board of directors and/or management team (each, an “Insider” and collectively, the “Insiders”) to Churchill (the “Sponsor Agreement”), pursuant to which among other things, each of the Sponsor and the Insiders agreed (i) to vote any of such Insider’s shares of CCVII Common Stock (1) in favor of the approval and adoption of the Merger Agreement and approval of the Transactions and all other CCVII Stockholder Matters and (2) against certain other matters, (ii) not to redeem any of such Insider’s shares of CCVII Common Stock in connection with the CCVII Stockholder Redemption, (iii) to take all actions to consummate the Merger, the other Transactions and the matters contemplated by the Merger Agreement and the Sponsor Agreement and be bound by and comply with Sections 9.04 (Exclusivity) and 9.06 (Confidentiality; Publicity) of the Merger Agreement, (iv) not to enter into, modify or amend any contract between or among the Sponsor, any Insider, anyone related by blood, marriage or adoption to any Insider or any affiliate of any such person (other than Churchill or any of its subsidiaries), on the one hand, and Churchill or any of its subsidiaries, on the other hand, that would contradict, limit, restrict or impair (1) any party’s ability to perform or satisfy any obligation under the Sponsor Agreement or (2) the Company’s, BermudaCo’s, Churchill’s or Merger Sub’s ability to perform or satisfy any of its obligations under the Merger Agreement, and (v) to be bound to certain other obligations as described therein.

Founder Equity Retirement, Founder Share Contribution, Special Voting Share Subscription

Pursuant to the Sponsor Agreement, immediately following the CorpAcq Sale, and in connection and substantially concurrently with the Closing, the following shall occur in the following order:

•	Sponsor shall forfeit to Churchill for no consideration (a) a number of shares of CCVII Class B Common Stock equal to (i) 15,000,000 shares, and (ii) (x) if the Delivered Capital Adjustment Amount is a negative number, plus a number of shares (rounded down to the nearest whole share) equal to (1) the absolute value of the Delivered Capital Adjustment Amount, divided by (2) $10.00 or (y) if the Delivered Capital Adjustment Amount is a positive number, minus a number of shares (rounded down to the nearest whole share) equal to (1) the absolute value of the Delivered Capital Adjustment Amount, divided by (2) $10.00 (such amount referred to in this clause (y), the “Specified Sponsor Retained Share Amount”)) and (b) 18,600,000 of the CCVII Private Placement Warrants, which such securities shall be cancelled (such forfeiture, retirement and cancelation, the “Founder Equity Retirement”);

•	immediately following the Founder Equity Retirement, Sponsor will transfer and contribute its remaining shares of CCVII Class B Common Stock to BermudaCo, and in exchange therefor, BermudaCo will issue to Sponsor a number of ordinary shares of BermudaCo redeemable on the terms and conditions set forth in the BermudaCo Limited Company Agreement (“BermudaCo Redeemable Shares”) equal to the number of shares of CCVII Class B Common Stock attributable to the Delivered Capital Amount other than the Estimated Delayed Financing Amount, which, together with an equal number of special voting shares of the Company, nominal value $0.000001 per share, as provided for in the Company Amended Articles (“Special Voting Shares”) (collectively, an “Exchangeable Unit”), shall entitle the holder thereof to cause BermudaCo to redeem such BermudaCo Redeemable Shares in exchange for, at the option of BermudaCo, cash or Company Ordinary Shares (such shares, the “Exchanged Shares”, and such right, the “Exchange Right”, and such contribution and exchange, the “Founder Share Contribution”);

•	concurrently with the Founder Share Contribution, Sponsor will subscribe for a number of Special Voting Shares of the Company equal in number to the number of BermudaCo Redeemable Shares, at an aggregate subscription price to be determined by CorpAcq Holdco and Churchill (such amount the “Special Voting Share Subscription Amount” and such subscription, the “Special Voting Share Subscription”);

•	the BermudaCo Redeemable Shares and Special Voting Shares attributable to the Estimated Delayed Financing Amount will be restricted, pursuant to terms to be mutually agreed by Sponsor and the Company, pending final determination of calculation of the Delivered Capital Amount and the Retirement Founder Shares (defined in the Merger Agreement), described below.

Additional Subscription

Also pursuant to the Sponsor Agreement, in the event the Minimum Cash Condition would not be satisfied as of the date that the Closing would otherwise occur, then the Sponsor has agreed to purchase, cause the purchase (through one or more of its affiliates or third parties designated by it) or raise, on the Closing Date, securities of the Company for an aggregate purchase price equal to the amount necessary to satisfy the Minimum Cash Condition as of the Closing Date (such subscription, the “Additional Subscription”), subject to certain restrictions, including (i) that the Additional Subscription shall in all cases be a maximum of $50,000,000 in the aggregate, (ii) the rights and preferences of the securities purchased pursuant to the Additional Subscription, and the other terms of the Additional Subscription, shall be as mutually agreed by the Sponsor and the Company, and (iii) the obligation of Sponsor to consummate the Additional Subscription shall be subject to (x) the satisfaction of the Minimum Cash Condition as of the Closing Date (taking into account the Additional Subscription), (y) the substantially concurrent consummation of the Closing and (z) the Sponsor and the Company mutually agreeing on the terms of the securities.

Delivered Capital Amount Post-Closing Adjustment

Pursuant to the Sponsor Agreement, on or prior to forty days following the Closing Date, the Company and the Sponsor shall agree on a statement setting forth (a) the final calculation of the Delayed Financing Amount as of the Financing Calculation Date and, utilizing such number, the final calculations of the Delivered Capital Amount and the Delivered Capital Adjustment Amount and (b) the total number of Retirement Founder Shares and the Specified Sponsor Retained Share Amount calculated on the basis of the final amounts provided for in clause (a) (such statement, the “Adjustment Statement”, and the number of Retirement Founder Shares set forth therein, the “Final Retirement Founder Shares”). Promptly following the finalization of the Adjustment Statement, (i) if the number of the Final Retirement Founder Shares is greater than the number of Retirement Founder Shares calculated at Closing (the “Excess Shares”), then (A) the Sponsor shall forfeit to BermudaCo and the Company the component parts of the restricted Exchangeable Units attributable to such Excess Shares to the extent already issued or, if not issued, they shall not be issued and (ii) if, to the extent not forfeited, any Exchangeable Units continue to either be held in escrow by BermudaCo and the Company, or held by the Sponsor as restricted Exchangeable Units, then such restricted Exchangeable Units shall be released to the Sponsor.

Earnout Vesting; Dividends

Pursuant to the Sponsor Agreement, as of the Closing, (a) 4,697,750 Exchangeable Units (the “Earn-Out Vesting Shares”) and (b) the Exchangeable Units equal to (i) 50% multiplied by (ii) (1) the Exchangeable Units to be received by the Sponsor in connection with the Founder Share Contribution and the Special Voting Share Subscription minus (2) the number of Earn-Out Vesting Shares (the “Base Vesting Shares”, and together with the Earn-Out Vesting Shares, the “Vesting Shares”) shall be unvested. The Base Vesting Shares shall vest at such time as the closing price per share of Company Ordinary Shares exceeds $11.50 for five trading days within any 180 consecutive trading day period and the Earn-Out Vesting Shares shall vest at such time as the closing price per share of Company Ordinary Shares exceeds $15.00 for five trading days within any 180 consecutive trading day period, in each case on or before the date that is five (5) years after the Closing Date, or if the same thresholds are crossed in connection with a change of control transaction.

Holders of Base Vesting Shares shall be entitled to vote any such shares, and shall be entitled to receive dividends and other distributions with respect to such shares prior to vesting; provided, that any dividends and other distributions with respect to unvested Base Vesting Shares shall be set aside and shall only be paid to such holders upon the vesting of such Base Vesting Shares (if at all). Holders of Earn-Out Vesting Shares shall be entitled to vote any such shares prior to vesting, but will not be entitled to receive any dividends or distributions thereon.

Lock-Up

Pursuant to the Sponsor Agreement, in the event that the Closing occurs, the Sponsor and each Insider agrees that it, he or she shall not transfer: (i) 50% of its, his or her (1) Exchangeable Units (or the Exchanged Shares issued or issuable upon exercise of the Exchange Rights related thereto) or (2) the Company Public Warrants and the Company Private Placement Warrants (collectively, the “Company Warrants”) or Company Class C Shares (or Company Ordinary Shares issuable upon the exercise thereof) received pursuant to the Merger Agreement, until the twelve-month anniversary of the Closing Date; and (ii) the remaining 50% of such securities received pursuant to the Merger Agreement, until the 18-month anniversary of the Closing Date.

The foregoing description of the Sponsor Agreement is not complete and is qualified in its entirety by reference to the Sponsor Agreement filed as an exhibit to this Current Report on Form 8-K.

Additional Information and Where to Find It

In connection with the Transaction, CorpAcq Holdco or Churchill (or an affiliate of CorpAcq Holdco) is expected to file Registration Statement with the SEC, which will include preliminary and definitive proxy statements to be distributed to Churchill’s shareholders in connection with Churchill’s solicitation for proxies for the vote by Churchill’s shareholders in connection with the Transaction and other matters to be described in the Registration Statement, as well as the prospectus relating to the offer of the securities to be issued to Churchill’s shareholders in connection with the completion of the Transaction. After the Registration Statement has been filed and declared effective, Churchill will mail a definitive proxy statement/prospectus and other relevant documents to its shareholders as of the record date established for voting on the Transaction. This communication does not contain all the information that should be considered concerning the Transaction and is not intended to form the basis of any investment decision or any other decision in respect of the Transaction. Before making any voting or other investment decisions, Churchill’s shareholders and other interested persons are advised to read, once available, the preliminary proxy statement/prospectus statement and any amendments thereto and, once available, the definitive proxy statement/prospectus, in connection with Churchill’s solicitation of proxies for its special meeting of shareholders to be held to approve, among other things, the Transaction, as well as other documents filed with the SEC by Churchill in connection with the Transaction, as these documents will contain important information about CorpAcq Holdco, Churchill and the Transaction. Shareholders may obtain a copy of the preliminary or definitive proxy statement/prospectus, once available, as well as other documents filed by Churchill with the SEC, without charge, at the SEC’s website located at www.sec.gov or by directing a written request to Churchill Capital Corp VII at 640 Fifth Avenue, 12th Floor, New York, NY 10019.

Forward-Looking Statements

This Current Report includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Churchill and CorpAcq Holdco have based these forward looking statements on each of its current expectations and projections about future events. These forward looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and operational metrics. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of CorpAcq Holdco’s and Churchill’s management and are not predictions of actual performance. Nothing in this communication should be regarded as a representation by any person that the forward looking statements set forth herein will be achieved or that any of the contemplated results of such forward looking statements will be achieved. These forward looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may materially differ from assumptions. Many actual events and circumstances are beyond the control of Churchill and CorpAcq Holdco. These forward looking statements are subject to known and unknown risks, uncertainties and assumptions about Churchill and CorpAcq Holdco that may cause each of its actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward looking statements. Such risks and uncertainties include changes in domestic and foreign business changes in the competitive environment in which CorpAcq Holdco operates; CorpAcq Holdco's ability to manage its growth prospects, meet its operational and financial targets, and execute its strategy; the impact of any economic disruptions, decreased market demand and other macroeconomic factors, including the effect of the COVID 19 pandemic, to CorpAcq Holdco's business, projected results of operations, financial performance or other financial metrics; expectations as to future growth in demand for CorpAcq Holdco's products and services; CorpAcq Holdco's ability to maintain and develop its IT systems or data storage, including the security of its product offering, or anticipate, manage or adopt technological advances within its industry; CorpAcq Holdco's reliance on its senior management team and key employees; risks related to liquidity, capital resources and capital expenditures; failure to comply with applicable laws and regulations or changes in the regulatory environment in which CorpAcq Holdco operates; the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries that CorpAcq Holdco may face; the inability of the parties to successfully or timely consummate the Transaction, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the Transaction or that the approval of the shareholders of Churchill is not obtained; the risk that shareholders of Churchill could elect to have their shares redeemed by Churchill, thus leaving the combined company insufficient cash to complete the transactions or grow its business; the outcome of any legal proceedings that may be instituted against CorpAcq Holdco or Churchill following announcement of the Transaction; failure to realize the anticipated benefits of the Transaction; risks relating to the uncertainty of the projected financial information with respect to CorpAcq Holdco; the effects of competition; changes in applicable laws or regulations; the ability of CorpAcq Holdco to manage expenses and recruit and retain key employees; the ability of Churchill or the combined company to issue equity or equity linked securities in connection with the Transaction or in the future; the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries; the impact of the global COVID 19 pandemic or any future pandemic on CorpAcq Holdco, Churchill, the combined company’s projected results of operations, financial performance or other financial metrics, or on any of the foregoing risks; those factors discussed in Churchill’s Quarterly Reports filed by Churchill with the SEC on Form 10-Q and the Annual Reports filed by Churchill with the SEC on Form 10-K, in each case, under the heading “Risk Factors,” and other documents filed, or to be filed, with the SEC by Churchill. If any of these risks materialize or CorpAcq Holdco’s or Churchill’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward looking statements. There may be additional risks that neither CorpAcq Holdco nor Churchill presently know or that CorpAcq Holdco and Churchill currently believe are immaterial that could also cause actual results to differ materially from those contained in the forward looking statements. In addition, forward looking statements reflect CorpAcq Holdco’s and Churchill’s expectations, plans or forecasts of future events and views as of the date of this communication. CorpAcq Holdco and Churchill anticipate that subsequent events and developments will cause CorpAcq Holdco’s and Churchill’s assessments to change. However, while CorpAcq Holdco and Churchill may elect to update these forward looking statements at some point in the future, CorpAcq Holdco and Churchill specifically disclaim any obligation to do so. These forward looking statements should not be relied upon as representing CorpAcq Holdco and Churchill’s assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward looking statements. An investment in CorpAcq Holdco or Churchill is not an investment in any of CorpAcq Holdco’s or Churchill’s founders’ or sponsors’ past investments or companies or any funds affiliated with any of the foregoing. The historical results of these investments are not indicative of future performance of CorpAcq Holdco or Churchill, which may differ materially from the performance of past investments, companies or affiliated funds.

No Offer or Solicitation

This Current Report does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This communication is not, and under no circumstances is to be construed as, a proxy statement or solicitation of a proxy, a prospectus, an advertisement or a public offering of the securities described herein in the United States or any other jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or exemptions therefrom.

Participants in the Solicitation

CorpAcq Holdco, Churchill, Sponsor and their directors and executive officers may be deemed participants in the solicitation of proxies from Churchill’s shareholders with respect to the Transaction. A list of the names of Churchill’s directors and executive officers and a description of their interests in Churchill is set forth in Churchill’s filings with the SEC (including Churchill’s prospectus related to its initial public offering filed with the SEC on February 16, 2021 and Annual Reports filed by Churchill with the SEC on Form 10-K) and are available free of charge at the SEC’s website located at www.sec.gov, or by directing a written request to Churchill Capital Corp VII at 640 Fifth Avenue, 12th Floor, New York, NY 10019. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests will be included in the definitive proxy statement/prospectus when it becomes available. Shareholders, potential investors and other interested persons should read the definitive proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the sources indicated above.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
2.1*	Agreement and Plan of Merger, dated as of August 1, 2023, by and among Churchill, the Company, Merger Sub, BermudaCo, CorpAcq Holdco and the Sellers party thereto
10.1	Amended and Restated Sponsor Agreement, dated as of August 1, 2023, by and among the Sponsor and each of the Insiders
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. Churchill Capital Corp VII agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 4, 2023

Churchill Capital Corp VII

By:	/s/ Jay Taragin
	Name:	Jay Taragin
	Title:	Chief Financial Officer